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As Filed with the Securities and Exchange Commission on December 22, 2004.

Registration No. 333-68488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
 to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONAL EQUIPMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4087016 (I.R.S. Employer Identification Number)

8770 W. Bryn Mawr
4th Floor
Chicago, IL 60631
(773) 695-3999
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 First Amendment and Restatement of the
National Equipment Services, Inc. 1998 Long Term Incentive Plan
(Full Title of the Plan)

Michael D. Milligan
Chief Financial Officer
National Equipment Services, Inc.
8770 W. Bryn Mawr
4th Floor
Chicago, IL 60601
(773) 695-3999
(Name and address, including zip code, and telephone
number, including area code, of agent for service)	With copies to: H. Kurt von Moltke, P.C. Kirkland & Ellis LLP 200 East Randolph Drive Chicago, IL 60631 Telephone (312) 861-2000

        Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, please check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Deregistration of Securities

        National Equipment Services, Inc. (the "Registrant") hereby deregisters any and all shares of Common Stock, par value $.01 per share, of the Registrant originally registered under this Registration Statement that have not been sold.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on December 21, 2004.

NATIONAL EQUIPMENT SERVICES, INC.
By:	/s/ MICHAEL D. MILLIGAN Michael D. Milligan Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in their capacities and on the 21st day of December, 2004.

Signature	Title

/s/ MICHAEL D. MILLIGAN Michael D. Milligan	Director and Chief Financial Officer (principal executive officer and principal financial officer)

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SIGNATURES